UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2011

Vu1 CORPORATION

(Exact Name of Registrant as specified in its charter)

 California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commissioner File Number)	(IRS Employer Identification No.)

469 SEVENTH AVENUE, SUITE 356  New York, NY 10018
(Address of principal executive offices)

(888) 985-8881

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2011 our Board of Directors appointed William B. Smith as Chairman of the Board of Directors until the earlier of the next annual shareholders meeting or his resignation.  Mr. Smith has served as a member of our Board of Directors since November, 2010. Mr. Smith does not qualify as an independent member of our Board of Directors.

Concurrently with Mr. Smith’s appointment, the Board accepted the resignation of Duncan Troy as Chairman, but Mr. Troy will continue to serve on the Board of Directors, the Board Compensation Committee and as a director of Sendio s.r.o. Mr. Troy served as non-executive Chairman since July, 2010. Mr. Troy was elected to the board of Vu1 in February 2004 and previously served as non-executive Chairman from May 2004 to July 2008.

Also on January 20, 2010, the Company received letters of resignation from R. Gale Sellers and Richard Herring. The letters were effective immediately.  There were no disagreements with our executive officers or the other members of our Board of Directors leading to the resignations of Messrs. Sellers and Herring.

Messrs. Sellers and Herring served as members of the Board of Directors since May, 2004.  Upon their resignation, the size of the Board of Directors stands at seven members.  We believe this is an optimal number for a company our size.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vu1 Corporation

Date: January 26, 2011	By:	/s/ Matthew DeVries
Matthew DeVries Chief Financial Officer